PRESS RELEASE

Global Payments Reports Results for First Quarter 2019
and Increases 2019 Outlook

ATLANTA, May 2, 2019 -- Global Payments Inc. (NYSE: GPN) today announced results for the first quarter ended March 31, 2019.
“2019 is off to a terrific start as we delivered double digit growth in the first quarter, demonstrating the ongoing durability and resiliency of our differentiated business model,” said Jeff Sloan, Chief Executive Officer. “We continue to expand our competitive moat through a balanced technology-enabled strategy across multiple vertical markets, virtual and physical payment worlds and faster growth geographies."
“The success of these investments is clearly evident in our largest target addressable markets, such as restaurants and food service, in which our payment and software capabilities span the full spectrum of merchant sizes and provide our customers with end-to-end technology solutions to better manage their businesses,” Sloan continued.

First Quarter 2019 Summary

•
GAAP revenues were $883.0 million, compared to $795.0 million in the first quarter of 2018; diluted earnings per share were $0.71 compared to $0.57 in the prior year; and operating margin was 22.6% compared to 19.6% in 2018.

•	Adjusted net revenue plus network fees grew 12.9% to $1.043 billion, compared to $924.3 million in 2018.

•	Adjusted earnings per share grew 18.6% to $1.34, compared to $1.13 in 2018.

•	Adjusted operating margin expanded 110 basis points to 31.5%.

2019 Outlook
“We are pleased with the outstanding financial results we delivered for the first quarter, despite the impact of adverse foreign currency exchange rates,” stated Cameron Bready, Senior Executive Vice President and Chief Financial Officer. “This strong execution and performance provides us with confidence in our increased financial outlook for the full year. The company now expects adjusted net revenue plus network fees to range from $4.44 billion to $4.49 billion, reflecting growth of 12% to 13%, or 14% to 15% on a constant currency basis, over 2018 results and adjusted earnings per share to be in a range of $5.95 to $6.12, reflecting growth of 15% to 18% over 2018. Annual adjusted operating margin for 2019 is now expected to expand by up to 80 basis points.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.01 per share payable June 28, 2019 to shareholders of record as of June 14, 2019.

Conference Call
Global Payments’ management will host a conference call today, May 2, 2019 at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplemented revenues, income, operating income and earnings per share information determined in accordance with GAAP by providing those measures on an adjusted basis, and other measures, in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology and software solutions delivering innovative services to our customers globally. Our technologies, services and employee expertise enable us to provide a broad range of solutions that allow our customers to accept all payment types and operate their businesses more efficiently across a variety of distribution channels in many markets around the world.
Headquartered in Atlanta, Georgia with approximately 11,000 employees worldwide, Global Payments is a member of the S&P 500 with customers and partners in 32 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.

Forward-Looking Statements
This announcement and comments made by Global Payments' management during the conference call may contain certain forward-looking statements concerning our business operations, economic performance and financial condition, including in particular: our business strategy and means to implement the strategy, measures of future results of operations, such as revenues, expenses, operating margins, income tax rates, and earnings per share and other operating metrics; our success and timing in developing and introducing new services and expanding our business; statements about the benefits of our acquisitions, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and the successful integration of our acquisitions, and other statements that are not historical facts. You can sometimes identify forward-looking statements by our use of the words “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “guidance” and similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Although we believe that the plans and expectations reflected in or suggested by our forward-looking statements are reasonable, those statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies, many of which are beyond our control, cannot be foreseen and reflect future business decisions that are subject to change. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Our actual revenues, revenue growth rates and margins, other results of operations and shareholder values could differ materially from those anticipated in our forward-looking statements as a result of many known and unknown factors, many of which are beyond our ability to predict or control. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our ability to safeguard our data; increased competition from larger companies and non-traditional competitors; our ability to update our services in a timely manner; our ability to maintain Visa and Mastercard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; potential systems interruptions or failures; software defects or undetected errors; increased attrition of merchants, referral partners or independent sales organizations; our ability to increase our share of existing markets and expand into new markets; development of market trends and technologies; a decline in the use of cards for payment generally; unanticipated increases in chargeback liability; increases in credit card network fees; changes in laws, regulations or network rules or interpretations thereof; foreign currency exchange and interest rate risks; political, economic and regulatory changes in the foreign countries in which we operate; future performance, integration and conversion of acquired operations, including without limitation difficulties and delays in integrating or fully realizing cost savings and other benefits of our acquisitions at all or within the expected time period; fully realizing anticipated annual interest expense savings from refinancing our corporate debt facilities; our loss of key personnel and other risk factors presented in Item

1- Risk Factors of our Report on Form 10-K for the year ended December 31, 2018 and any subsequent SEC filings, which we advise you to review. These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements.
Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Kimberly Mann
	770-829-8478		770-829-8755

SCHEDULE 1
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018	% Change

Revenues	$883,039	$794,977	11.1%

Operating expenses:
Cost of service	305,230	252,386	20.9%
Selling, general and administrative	378,317	386,421	(2.1)%
	683,547	638,807	7.0%

Operating income	199,492	156,170	27.7%

Interest and other income	2,934	11,694	(74.9)%
Interest and other expense	(59,081)	(45,605)	29.5%
	(56,147)	(33,911)	65.6%

Income before income taxes	143,345	122,259	17.2%
Provision for income taxes	(24,140)	(24,673)	(2.2)%
Net income	119,205	97,586	22.2%
Net income attributable to noncontrolling interests, net of income tax	(6,864)	(6,187)	10.9%
Net income attributable to Global Payments	$112,341	$91,399	22.9%

Earnings per share attributable to Global Payments:
Basic	$0.71	$0.57	24.6%
Diluted	$0.71	$0.57	24.6%

Weighted-average number of shares outstanding:
Basic	157,519	159,321
Diluted	158,018	160,035

SCHEDULE 2
UNAUDITED NON-GAAP FINANCIAL MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018	% Change

Adjusted net revenue plus network fees	$1,043,102	$924,280	12.9%

Adjusted operating income	$328,632	$281,340	16.8%

Adjusted net income attributable to Global Payments	$212,098	$180,823	17.3%

Adjusted diluted earnings per share attributable to Global Payments	$1.34	$1.13	18.6%

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See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 8 for a discussion of non-GAAP financial measures.

SCHEDULE 3
UNAUDITED SEGMENT INFORMATION
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2019			March 31, 2018			% Change
	GAAP	Non-GAAP	Non-GAAP Adjusted Net Revenue Plus Network Fees	GAAP	Non-GAAP	Non-GAAP Adjusted Net Revenue Plus Network Fees	GAAP	Non-GAAP	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$678,423	$627,818	$786,445	$594,029	$521,790	$676,506	14.2%	20.3%	16.3%
Europe	142,869	142,869	174,019	143,277	143,277	170,866	(0.3)%	(0.3)%	1.8%
Asia-Pacific	61,747	62,376	82,638	57,671	57,671	76,908	7.1%	8.2%	7.5%
	$883,039	$833,063	$1,043,102	$794,977	$722,738	$924,280	11.1%	15.3%	12.9%

Operating income:
North America	$156,146	$262,461		$125,404	$213,840		24.5%	22.7%
Europe	71,961	79,967		70,548	77,679		2.0%	2.9%
Asia-Pacific	27,274	30,118		23,774	25,863		14.7%	16.5%
Corporate	(55,889)	(43,914)		(63,556)	(36,042)		(12.1)%	21.8%
	$199,492	$328,632		$156,170	$281,340		27.7%	16.8%

See Schedules 6 and 7 for a reconciliation of adjusted net revenue, adjusted net revenue plus network fees and adjusted operating income by segment to the most comparable GAAP measures and Schedule 8 for a discussion of non-GAAP financial measures.

SCHEDULE 4
UNAUDITED CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	March 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$1,277,633	$1,210,878
Accounts receivable, net of allowances for doubtful accounts of $4,247 and $3,164, respectively	381,608	348,400
Settlement processing assets	2,775,371	1,600,222
Prepaid expenses and other current assets	235,139	216,708
Total current assets	4,669,751	3,376,208
Goodwill	6,345,998	6,341,355
Other intangible assets, net	2,405,333	2,488,618
Property and equipment, net	674,199	653,542
Deferred income taxes	7,288	8,128
Other noncurrent assets	647,052	362,923
Total assets	$14,749,621	$13,230,774

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$641,906	$700,486
Current portion of long-term debt	133,019	115,075
Accounts payable and accrued liabilities	1,161,421	1,176,703
Settlement processing obligations	2,579,876	1,276,356
Total current liabilities	4,516,222	3,268,620
Long-term debt	5,170,377	5,015,168
Deferred income taxes	569,169	585,025
Other noncurrent liabilities	351,392	175,618
Total liabilities	10,607,160	9,044,431
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 157,130,438 issued and outstanding at March 31, 2019 and 157,961,982 issued and outstanding at December 31, 2018	—	—
Paid-in capital	2,151,623	2,235,167
Retained earnings	2,111,798	2,066,415
Accumulated other comprehensive loss	(312,608)	(310,175)
Total Global Payments shareholders’ equity	3,950,813	3,991,407
Noncontrolling interests	191,648	194,936
Total equity	4,142,461	4,186,343
Total liabilities and equity	$14,749,621	$13,230,774

SCHEDULE 5
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2019	March 31, 2018

Cash flows from operating activities:
Net income	$119,205	$97,586
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	41,155	33,918
Amortization of acquired intangibles	107,475	87,825
Amortization of capitalized contract costs	15,847	10,213
Share-based compensation expense	11,418	14,898
Provision for operating losses and bad debts	12,709	9,237
Deferred income taxes	(5,774)	910
Other, net	9,043	(1,937)
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(36,493)	13,050
Settlement processing assets and obligations, net	118,347	82,235
Prepaid expenses and other assets	(76,740)	(56,906)
Accounts payable and other liabilities	(86,463)	(6,488)
Net cash provided by operating activities	229,729	284,541
Cash flows from investing activities:
Acquisitions, net of cash acquired	(74,830)	—
Capital expenditures	(55,123)	(43,775)
Other, net	13,672	(1,586)
Net cash used in investing activities	(116,281)	(45,361)
Cash flows from financing activities:
Net repayments of settlement lines of credit	(55,350)	(192,517)
Proceeds from long-term debt	344,000	309,000
Repayments of long-term debt	(173,060)	(687,820)
Payment of debt issuance costs	—	(586)
Repurchase of common stock	(155,997)	—
Proceeds from stock issued under share-based compensation plans	7,848	2,613
Common stock repurchased - share-based compensation plans	(9,507)	(1,058)
Distributions to noncontrolling interests	(5,572)	—
Dividends paid	(1,571)	(1,593)
Net cash used in financing activities	(49,209)	(571,961)
Effect of exchange rate changes on cash	2,516	2,749
Increase (decrease) in cash and cash equivalents	66,755	(330,032)
Cash and cash equivalents, beginning of the period	1,210,878	1,335,855
Cash and cash equivalents, end of the period	$1,277,633	$1,005,823

SCHEDULE 6
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended March 31, 2019
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$883,039	$(49,976)	$—	$—	$833,063	$210,039	$1,043,102

Operating income	$199,492	$4,407	$124,733	$—	$328,632

Net income attributable to Global Payments	$112,341	$4,407	$122,733	$(27,383)	$212,098

Diluted earnings per share attributable to Global Payments	$0.71				$1.34

Diluted weighted average shares outstanding	158,018				158,018

	Three Months Ended March 31, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$794,977	$(72,240)	$—	$—	$722,737	$201,543	$924,280

Operating income	$156,170	$3,593	$121,577	$—	$281,340

Net income attributable to Global Payments	$91,399	$3,593	$112,142	$(26,311)	$180,823

Diluted earnings per share attributable to Global Payments	$0.57				$1.13

Diluted weighted average shares outstanding	160,035				160,035

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(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended March 31, 2019 and March 31, 2018, includes $4.4 million and $3.6 million, respectively to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the three months ended March 31, 2019, earnings adjustments to operating income include $108.8 million in cost of service (COS) and $15.9 million in selling, general and administrative (SG&A) expenses. Adjustments to COS include amortization of acquired intangibles of $108.0 million and acquisition and integration expenses of $0.8 million. Adjustments to SG&A include share-based compensation expense of $11.4 million and acquisition and integration expenses of $4.5 million.

For the three months ended March 31, 2018, earnings adjustments to operating income include $88.9 million in COS and $32.7 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $88.4 million and other adjustments of $0.5 million. Adjustments to SG&A include share-based compensation expense of $14.9 million and acquisition and integration expenses of $17.8 million. Also, earnings adjustments to net income attributable to Global Payments include the removal of a $9.6 million gain recognized on the reorganization of Interac Association of which we were a member through one of our Canadian subsidiaries and the removal of $1.9 million in expense associated with the write-off of unamortized debt issuance cost related to the refinancing of a term loan.

(3)
Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

SCHEDULE 7
UNAUDITED RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended March 31, 2019
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$678,423	$(50,605)	$—	$627,818	$158,627	$786,445
Europe	142,869	—	—	142,869	31,150	174,019
Asia-Pacific	61,747	629	—	62,376	20,262	82,638
	$883,039	$(49,976)	$—	$833,063	$210,039	$1,043,102

Operating income:
North America	$156,146	$3,778	$102,537	$262,461
Europe	71,961	—	8,006	79,967
Asia-Pacific	27,274	629	2,215	30,118
Corporate	(55,889)	—	11,975	(43,914)
	$199,492	$4,407	$124,733	$328,632

	Three Months Ended March 31, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$594,029	$(72,239)	$—	$521,790	$154,716	$676,506
Europe	143,277	—	—	143,277	27,589	170,866
Asia-Pacific	57,671	—	—	57,671	19,237	76,908
	$794,977	$(72,239)	$—	$722,738	$201,542	$924,280

Operating income:
North America	$125,404	$3,593	$84,843	$213,840
Europe	70,548	—	7,131	77,679
Asia-Pacific	23,774	—	2,089	25,863
Corporate	(63,556)	—	27,514	(36,042)
	$156,170	$3,593	$121,577	$281,340

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(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended March 31, 2019 and March 31, 2018, includes $4.4 million and $3.6 million, respectively to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the three months ended March 31, 2019, earnings adjustments to operating income include $108.8 million in COS and $15.9 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $108.0 million and acquisition and integration expenses of $0.8 million. Adjustments to SG&A include share-based compensation expense of $11.4 million and acquisition and integration expenses of $4.5 million.

For the three months ended March 31, 2018, earnings adjustments to operating income include $88.9 million in COS and $32.7 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $88.4 million and other adjustments of $0.5 million. Adjustments to SG&A include share-based compensation expense of $14.9 million and acquisition and integration expenses of $17.8 million.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

SCHEDULE 8
UNAUDITED OUTLOOK SUMMARY
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2018 Actual	2019 Outlook	% Change

Revenues:
GAAP revenues	$3.37	$3.73 to $3.78	11% to 12%
Adjustments(1)	(0.27)	(0.20)
Adjusted net revenue	$3.10	$3.53 to $3.58	14% to 16%

Network fees	0.87	0.91
Adjusted net revenue plus network fees	$3.97	$4.44 to $4.49	12% to 13%

Earnings Per Share (EPS):
GAAP diluted EPS	$2.84	$3.49 to $3.66	23% to 29%
Adjustments(2)	2.35	2.46
Adjusted diluted EPS	$5.19	$5.95 to $6.12	15% to 18%

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(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
Adjustments to 2018 GAAP diluted EPS include software-related contract liability adjustments described above of $0.06, acquisition related amortization expense of $1.85, share-based compensation expense of $0.28, acquisition and integration expense of $0.28, employee termination benefits of $0.01, asset abandonment charges associated with technology integrations of $0.04 and the removal of an income tax benefit of $0.17 associated with tax reform. Also, adjustments to 2018 GAAP diluted EPS include the effect of these adjustments on noncontrolling interests and income taxes, as applicable.

NON-GAAP FINANCIAL MEASURES

Global Payments supplements revenues, income and EPS information determined in accordance with U.S. GAAP by providing these measures, and other measures, with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue and adjusted net revenue plus network fees more closely reflect the economic benefits to the company's core business and, in the case of adjusted net revenue, allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted net revenue plus network fees, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue plus network fees. The tax rate used in determining the net income impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.